As filed with the Securities and Exchange Commission on July 30, 2013

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Emerald Oil, Inc.

(Exact name of registrant as specified in its charter)

Montana	77-0639000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Broadway, Suite 1360 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Emerald Oil, Inc. Second Amended and Restated 2011 Equity Incentive Plan

(Full title of the plan)

McAndrew Rudisill Chief Executive Officer Emerald Oil, Inc. 1600 Broadway, Suite 1360 Denver, Colorado 80202 (303) 323-0008	Copy to: Kirk Tucker Mayer Brown LLP 700 Louisiana Street, Suite 3400 Houston, Texas 77002 (713) 238-2500

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	6,300,000 shares	$7.26	$45,738,000	$6,239

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also include such additional indeterminate number of shares of common stock as may become issuable under the applicable plan as a result of stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act on the basis of the average of the high and low prices of the common stock of Registrant reported on the NYSE MKT for July 26, 2013.

EXPLANATORY NOTE

Emerald Oil, Inc. (the “Registrant”) is filing this registration statement to register an additional 6,300,000 shares of its common stock, par value $0.001 per share (“Common Stock”), reserved for issuance under the Emerald Oil, Inc. 2011 Second Amended and Restated Equity Incentive Plan, effective July 10, 2013 (and as may be further amended from time to time, the “2011 Plan”). The Board of Directors of the Registrant recommended for approval and, on July 10, 2013, the Registrant’s shareholders approved an amendment to the 2011 Plan that increased the number of shares available to be awarded under the 2011 Plan from 3,500,000 shares to 9,800,000 shares, as described in the Registrant’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on June 7, 2013.

Pursuant to General Instruction E to Form S-8, Part I and Items 4-7 and 9 of Part II of the Registrant’s previously filed Registration Statements on Form S-8 relating to the 2011 Plan (File No. 333-179630 filed on February 22, 2012 and File No. 333-185224 filed on November 30, 2012) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference into this Registration Statement and are made a part hereof:

•	our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Commission on March 18, 2013, as amended by the Form 10-K/A, as filed with the Commission on April 30, 2013;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, as filed with the Commission on May 9, 2013;

•	our Current Reports on Form 8-K, as filed with the Commission on January 8, 2013, January 10, 2013, February 6, 2013, February 19, 2013, March 14, 2013, April 3, 2013, May 8, 2013, May 15, 2013, May 17, 2013, June 4, 2013 and July 12, 2013 and our Current Report on Form 8-K/A, as filed with the Commission on February 1, 2013;

•	our definitive Proxy Statement on Schedule 14A as filed with the Commission on June 7, 2013; and

•	the description of our common stock in our registration statement on Form 8-A as filed with the Commission on February 28, 2011, including any amendment or report filed for the purpose of updating such registration statement.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The statements required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

 Reference is made to the Exhibit Index for a detailed list of exhibits filed as a part hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, State of Colorado, on July 30, 2013.

EMERALD OIL, INC.

By:	/s/ McAndrew Rudisill
Name: McAndrew Rudisill
Title: Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints McAndrew Rudisill and Mike Krzus, and each of them, their true and lawful attorneys-in-fact and agents with full power of substitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Russell (J.R.) Reger	Executive Chairman and Director	July 30, 2013
James Russell (J.R.) Reger

/s/ McAndrew Rudisill	Chief Executive Officer and Director	July 30, 2013
McAndrew Rudisill

/s/ Paul Wiesner	Chief Financial Officer and Secretary	July 30, 2013
Paul Wiesner

/s/ Mitchell R. Thompson	Chief Accounting Officer	July 30, 2013
Mitchell R. Thompson

/s/ Thomas J. Edelman	Director	July 30, 2013
Thomas J. Edelman

/s/ Duke R. Ligon	Director	July 30, 2013
Duke R. Ligon

/s/ Seth Setrakian	Director	July 30, 2013
Seth Setrakian

/s/ Daniel L. Spears	Director	July 30, 2013
Daniel L. Spears

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Legal Opinion of Dorsey& Whitney LLP
10.1	Emerald Oil, Inc. Second Amended and Restated 2011 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Commission on July 12, 2013.
23.1	Consent of BDO USA, LLP
23.2	Consent of Mantyla McReynolds LLC
23.3	Consent of Netherland, Sewell & Associates, Inc.
23.4	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in Part II as a part of the signature page of this Registration Statement)